EXHIBIT 23.1
                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements Form S-4 (File No. 333-19113), Form S-8 (File Nos. 333-61765, 333-61767, 2-93146 and
33-41408), Form S-3 (File Nos. 333-64381, 33-57119 and 333-84774), and Form S-2
(File No. 333-69858) of Urstadt Biddle Properties Inc. and in the related Prospectus of our report dated July 23, 2003, with respect to the statement of revenues and certain expenses of Somers Commons for the year ended December 31, 2002, included in its Current Report on Form 8-K dated July 29, 2003 filed with the Securities and Exchange Commission.



New York, New York                               ERNST & YOUNG LLP
July 29, 2003